Exhibit 10.6



                         TRADEMARK LICENSE AGREEMENT


                         Dated as of January 26, 1996


                                   Between

                         UNITED BISCUITS (UK) LIMITED

                                     and

                         SHAFFER, CLARKE & CO., INC.


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                           TRADEMARK LICENSE AGREEMENT

            Trademark License Agreement, dated as of January 26, 1996, between UNITED BISCUITS (UK) LIMITED, an English corporation (the "Licensor") and SHAFFER, CLARKE & CO., INC. (the "Licensee"), a Delaware corporation and wholly owned subsidiary of INFLO Holdings Corporation ("INFLO").

            This License Agreement is being entered into in connection with the acquisition by INFLO of all of the outstanding shares of Common Stock of UB Investments US Inc. pursuant to the terms and conditions set forth in the Stock Purchase Agreement dated November 5, 1995, as amended on January 26, 1996 (the "Purchase Agreement") between INFLO and UB Investments (Netherlands) B.V.

            Section 9.6 of the Purchase Agreement provided that the Licensor and Licensee execute a trademark license agreement substantially in the form hereof.

            The Licensor is the owner of rights in the United States of America in certain trademarks and other intellectual property as utilized in the production, manufacture, sale, marketing, promotion, advertising and distribution of certain biscuits, crackers and similar products.


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            The Licensee desires, and the Licensor desires to grant, the exclusive license to use the Licensed Trademarks on or in connection with the production, manufacture, sale, marketing, promotion, advertising and distribution of the Products with respect to the Territory.

            The Licensee acknowledges the reputation and quality of products heretofore sold under the Licensed Trademarks and the Licensor's desire to safeguard, promote and enhance that reputation by ensuring the future quality of the products developed, produced, manufactured, sold, marketed or distributed under the Licensed Trademarks.

            To effect the foregoing, the parties hereto agree as follows:

            SECTION 1.  DEFINITIONS.

            "Affiliates" as used herein means, with respect to any person, such person's affiliates, subsidiaries, parent companies, related companies, officers, directors, employees, agents or representatives.

            "Carr's Products" as used herein means Products as defined in Clause
1.9 of the Distribution Agreement.


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            "Control Affiliate" as used herein means, with respect to the
Licensee, a corporation, partnership or other business organization controlling, controlled by, or under common control with the Licensee, and the term "control" as used in this context means the possession, direct or indirect, whether through the ownership of voting securities, by contract, or otherwise, of the power to direct or cause the direction of the management and policies of, and the right to control the use of the Licensed Trademarks by, another person.

            "The Co-Pack Products" as used herein means products supplied to the Licensee by Griesson Germany and P.L. Foods Canada and either being made or in development as of the date of the Agreement.

            "Deficiency Notice" as used herein shall have the meaning set forth in Section 4(e)(i) hereof.

            "Distribution Agreement" means the distribution agreement entered into by the parties hereto and of even date.

            "FDA" as used herein shall have the meaning set forth in Section 4(e)(i) hereof.

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            "Governmental Authority" as used herein means any federal, state, county, local, foreign or other governmental department, regulatory body, commission, board, bureau, agency or instrumentality.

            "Inspector" as used herein shall have the meaning set forth in
Section 4(c) hereof.

            "Licensed Trademarks" as used herein means any and all (i) registered or applied for trademarks listed in Exhibit A attached hereto, and all related designs, trade dress, copyrights and unregistered trademarks currently or hereafter used by the Licensor, and (ii) any Modified Marks (as defined in Section 3(b) below) or New Marks (as defined in Section 3(b) below) which become Licensed Trademarks hereunder pursuant to Section 3(b) below.

            "Line Extension Products" as used herein shall have the meaning set forth in Section 1.5 of the Distribution Agreement.

            "Losses" as used herein shall have the meaning set forth in Section 9(a) hereof.

            "Modified Mark" as used herein shall have the meaning set forth in
Section 3(b) hereof.

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            "New Mark" as used herein shall have the meaning set forth in
Section 3(b) hereof.

            "Products" as used herein means biscuits, cookies, crackers and other baked snacks.

            "Qualifying Joint Venture" as used herein means a joint venture of which the Licensee is a constituent venturer with either (i) at least a fifty percent (50%) equity ownership interest in such joint venture, or (ii) if the laws of any applicable jurisdiction preclude the Licensee from owning at least a fifty percent (50%) equity ownership interest, then at least a forty-nine percent (49%) equity ownership interest in such joint venture, and in the case of either (i) or (ii) the Licensee has the right to control the use of the Licensed Trademarks by such joint venture.

            "Restricted Person" as used herein shall have the meaning set forth in Section 2(g) hereof.

            "Territory" as used herein means the United States of America, including its territories, possessions, commonwealths, trusteeships and Puerto Rico.

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            SECTION 2.  GRANT TO THE LICENSEE AND RELATED MATTERS.

            (a) Grant. Subject to paragraph 2(b) below and upon the terms and conditions of this License Agreement, the Licensor hereby grants to the Licensee the exclusive right and license to use the Licensed Trademarks on and in connection with the development, production, manufacture, sale, marketing, promotion, advertising and distribution of the Products in the Territory. In consideration of such license the Licensee shall pay to the Licensor royalties as set forth in Exhibit B. If for three consecutive two-year periods there are arbitral findings that the Distributor under the Distribution Agreement has not used commercially reasonable efforts during the relevant two-year period, the license granted pursuant to this Agreement will thereupon automatically become non-exclusive with respect to any future Products sold pursuant to this Agreement, provided that no rights of the Licensee to any of the Carr's Products to which the Distribution Agreement relates, but which are governed by this Agreement pursuant to Section 8.3 of the Distribution Agreement, shall ever become non-exclusive.

            The Licensor also hereby grants to Licensee the exclusive, perpetual, royalty-free right and license to use the Licensed Trademarks on and in connection with the manufacture,

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sale, marketing, promotion, advertising and distribution of The Co-Pack Products in the Territory whether supplied by the current suppliers or substitute suppliers.

            (b)   Licensor's Retained Rights and Restrictions.

                  (i) All rights in the Licensed Trademarks other than those specifically granted herein are reserved to the Licensor for its own use and benefit. Notwithstanding the foregoing, except for Products sold to the Licensee under the Distribution Agreement, the Licensee will have the right to disapprove the following products if it makes a good faith determination, not unreasonably exercised, that such products or other matters relating to them might materially adversely affect the reputation or sales of Products in the Territory as gourmet products: (a) all products which are not Products under this License Agreement, which the Licensor proposes to sell or license under the Licensed Trademarks; and (b) all products which constitute Products at any time after the Licensee's rights hereunder become non-exclusive pursuant to Section 4.5.6 of the Distribution Agreement. The Licensor will not sell in the Territory any product which the Licensee disapproves in accordance with this Section 2(b).

            (ii) The Licensor undertakes not to sell the Products or any products with substantially similar formulation or process

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(whether or not utilizing the Licensed Trademarks) or any products which compete directly with any Products (whether or not utilizing the Licensed Trademarks) (collectively, "Competing Products") in the Territory other than to the Licensee. The Licensor also undertakes not to sell the Products or any Competing Products to any person whom the Licensor knows or has good reason to believe would ship the Products or Competing Products into the Territory. Upon receipt by the Licensor of written notice from the Licensee stating the Licensee's good faith belief that a person identified in such notice is selling Products of Competing Products in or into the Territory, the Licensor will take reasonable steps to investigate such claim and to preclude any such sale. It is agreed between the Licensee and the Licensor that this Section 5.1 shall not be violated by the Licensor's acquiring a business which at the time it is acquired manufactures Competing Products and sells them in the Territory and permitting such business to continue to manufacture such products (but no other Competing Products) and sell them in the Territory.

            (iii) With respect to each Product other than The Co-Pack Products for which Licensee proposes to use any of the Licensed Trademarks under this Agreement (in this clause, "Proposed Products"), Licensor shall have the right to disapprove such Proposed Product if it makes a good faith determination not

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unreasonably exercised, that such Proposed Product or other matters relating to it might materially adversely affect the reputation or sales of Licensor's Products in the Territory as gourmet products. If the Licensee gives Licensor written notice specifying a Proposed Product, Licensor will give Licensee written notice, within 30 days of its receipt of Licensee's notice, stating whether that Proposed product is approved or disapproved, and stating in reasonable detail the reasons for any disapproval. Licensor's failure timely to respond to the Licensee's notice will be deemed approval.

            (c) Name Change of Licensee. Notwithstanding anything to the contrary contained in this License Agreement, the Licensee shall have the right to use the name "Carr's" as its corporate name or in any wholly owned subsidiary or business unit or division, provided that the corporate name includes the word "Distribution" or a similar word. If any rights of the Licensee become non-exclusive pursuant to Section 2(a), the Licensee will promptly cause the name "Carr's" to be removed from all such corporate names.

            (d)   Ownership.

                  (i) The parties acknowledge and agree that as between the Licensor and the Licensee the Licensed Trademarks are the sole and exclusive property of the

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      Licensor. The Licensee acknowledges and agrees that it shall not acquire any right, title or interest in or to the Licensed Trademarks as a result of this License Agreement (other than the license expressly granted it hereunder), or the Licensee's use of the Licensed Trademarks, or as a result of any other act or thing, that the Licensee will not attack the Licensor's title to or ownership of the Licensed Trademarks, and that all use of the Licensed Trademarks by the Licensee and all goodwill generated thereby shall inure to the benefit of the Licensor.

                (ii) The parties acknowledge and agree that any registered, applied for or unregistered trademarks, designs, trade dress and copyrights which are currently owned or may in the future be developed by the Licensee which are not Licensed Trademarks or Carr's Trademarks and which are used by the Licensee on or in connection with the Products, and which do not contain or include the Licensed Trademarks or the Carr's Trademarks, shall remain the sole and exclusive property of the Licensee.

            (e) Sublicenses. Subject to the Licensor's approval, which will not be unreasonably withheld or delayed, the Licensee shall have the right to grant a sublicense to use the Licensed Trademarks without the express prior written approval of the

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Licensor, to any Control Affiliate of the Licensee or to any Qualifying Joint
Venture. Any sublicense granted to any Control Affiliate or Qualifying Joint Venture pursuant hereto shall terminate immediately if such Control Affiliate ceases to be a Control Affiliate of the Licensee or the Licensee ceases to be a constituent venturer of the joint venture with the requisite equity ownership interest and Licensed Trademark control rights specified above. In addition, the Licensee shall be entitled to utilize one or more third-party distributors, packers and/or manufacturers in connection with the distribution, packing, manufacture and/or production of the Products for and on behalf of the Licensee and under the Licensee's direction and control, and shall have the right to sublicense the right to use the Licensed Trademarks hereunder to any such third party distributor, packer, or manufacturer to the limited extent necessary to enable such third party to perform the particular functions for which such third party is engaged without the prior approval of the Licensor. In the event of any sublicense, the Licensee shall remain primarily obligated under all of the provisions of this License Agreement. No sublicense agreement shall contain any terms or conditions, and the Licensee shall not take or authorize any actions in connection with any sublicense agreement, inconsistent with the terms and conditions hereof. The Licensor shall appoint the Licensee its agent solely for the purpose of exercising quality control as provided herein over any

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such sublicensee, third-party distributor, packer, and/or manufacturer, and the
Licensor retains the right to revoke any such appointment at any time if the Licensor reasonably believes that the Licensee is not adequately exercising such quality control and to reinstate such appointment at any time. Notwithstanding any such appointment, the Licensor shall have the independent right to exercise quality control directly over all sublicensees, third-party distributors, packers, and/or manufacturers if the Licensor reasonably believes that the Licensee is not adequately exercising such quality control. The Licensee will take all steps reasonably necessary or desirable to enforce the terms of this License Agreement against its sublicensees, third-party distributors, packers, and/or manufacturers.

            (f) Advertising and Promotional Merchandise. The Licensor hereby grants to the Licensee the right to use the Licensed Trademarks on or in connection with any advertising or promotional merchandise or other materials directly relating to the sale, marketing or distribution of any Products. Any promotional merchandise on or in connection with which the Licensed Trademarks are utilized must be of a quality consistent with the standards of quality of promotional merchandise on which the Licensor utilizes the Licensed Trademarks; it being agreed that any promotional merchandise obtained from the Licensor or a

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source designated by the Licensor shall be presumed to meet such standards of quality.

            SECTION 3. METHOD OF USE OF THE LICENSED TRADEMARKS.

            (a) Form and Manner. The Licensee shall use the Licensed Trademarks in such form and manner as currently used by the Licensor as of the date hereof and shall faithfully and accurately reproduce the Licensed Trademarks. The Licensee shall notify the Licensor in writing of any desired change in the form of a Licensed Trademark and request the Licensor's approval thereof, which approval will not be unreasonably withheld or delayed. If the Licensor fails to approve any such requested change in form, the Licensor will upon request of the Licensee specify in writing the reasons for such disapproval.

            Notwithstanding the foregoing, the Licensee shall have the right, without the prior approval of the Licensor, to use the Licensed Trademarks on Products (but not as or in any manner which would make it appear to be a composite mark), in combination, juxtaposition or conjunction with the trade name or house trademark of the Licensee, any Qualifying Joint Venture or any constituent venturer thereof.

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            (b) Modified and New Trademarks. If at any time during the term hereof, the Licensor uses any modified or derivative version of the Licensed Trademarks, including, without limitation, any version containing the name "Carr's" (a "Modified Mark"), then unless such Modified Mark would be generally considered inappropriate, applying reasonable standards, for use in the business relating to the applicable Products, such Modified Mark shall automatically be deemed to constitute a Licensed Trademark hereunder and shall be owned by the Licensor. If at any time during the term hereof, the Licensor uses any new trademark containing the word "Carr's" (as opposed to any modified or derivative version of the Licensed Trademarks) (a "New Mark"), such New Mark shall, unless it would be generally considered inappropriate, applying reasonable standards, for use in the business relating to the applicable Products, automatically be deemed to constitute a Licensed Trademark hereunder and shall be owned by the Licensor.

            (c) Display. The Licensee shall apply such trademark notices, copyright notices or other markings in connection with the Licensed Trademarks as may be necessary or reasonably deemed desirable by the Licensor under the laws or regulations of each territory and country where such Licensed Trademark is used. The Licensee shall include on any Product label or packaging on which any Licensed Trademark appears a statement in substantially the

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following form (subject to such modifications as may be required by any laws, rules or regulations of any applicable Governmental Authority, to reflect any permitted or required change of corporate name, and to translation into applicable foreign languages where necessary or appropriate):

            "Distributed by Shaffer, Clarke & Co., Inc. under license."

The Licensee shall also include on all labels and packaging any consumer inquiry or complaint information (such as an address or telephone number) which customarily appears on other products of the Licensee in the Territory.

            SECTION 4. QUALITY STANDARDS AND PROCEDURES.

            (a) Quality. The Licensee acknowledges that the Licensed Trademarks have become associated generally with products that possess a positive and wholesome image, and the Licensee agrees not to use the Licensed Trademarks in any manner, or in connection with the production, manufacture, sale, marketing, advertising, promotion or distribution of any Products, inconsistent with such image. The Licensee agrees to market and promote the Products as a high quality brand.

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            (b) Samples. The Licensee shall submit to the Licensor for its inspection, testing and quality evaluation representative samples of Products and tags, labels, packaging, advertising, display and promotional material related thereto, and any other printed matter of any kind bearing or sold under a Licensed Trademark, as may reasonably be requested by the Licensor for purposes of determining compliance with the terms of this License Agreement. Such submissions shall be made at such times as the Licensor may reasonably request upon thirty (30) days prior written notice, but no more frequently than annually. All shipping and packing costs in connection with such inspection, testing and quality evaluation shall be borne by the Licensor.

            (c) On Site Inspections. Upon reasonable notice, but no more frequently than annually, the Licensor shall have the right to notify the Licensee, whereupon the parties agree to initiate the inspection provisions set forth herein. The parties shall, within five (5) days of delivery of such notice under this subsection 4(c) refer the matter to a mutually agreed upon independent, competent, nationally recognized food laboratory similar to the National Food Laboratory of the National Food Processors' Association (the "Inspector") who shall have access for inspection purposes to the premises wherein Products are produced, manufactured or held for distribution or sale during

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regular business hours at such time or times as to not unduly interfere with the operations of the Licensee. The Licensee shall provide the Inspector with copies of formulas, specifications, standards and procedures used by the Licensee in connection with the Products and of all tests of Products conducted by or on behalf the Licensee to determine compliance with quality control standards. In addition, the Inspector shall have access to the Licensee's books and records relating to such formulas, specifications, standards and procedures and the implementation thereof. The sole purpose of such inspection shall be to determine whether the Licensee has complied with the quality standards or other requirements of this Section. The Inspector shall not reveal the materials provided by the Licensee to any third party. The Inspector shall act as arbitrator and determine, based solely on presentations by the Licensor and Licensee and on the basis of the standards set forth in this Section, whether the Licensee has complied with the quality standards or other requirements of this Section. The Inspector shall deliver its written determination to the Licensor and Licensee no later than thirty (30) days from the date such matter is referred to it. The Inspector's determination shall be conclusive and binding upon the parties. In the event that any inspection of any premise or records reveals that the Licensee has failed to comply with the quality standards or other requirements of this Section, the Inspector shall reinspect such

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premise or records upon the earlier to occur of the Licensor's receipt of notice of cure by the Licensee or the expiration of any applicable cure period set forth herein. All expenses of conducting such inspections shall be borne by the Licensor, unless such inspection reveals that the Products do not comply in any material respect with the standards of quality or other requirements set forth herein, in which case the Licensee shall pay all reasonable costs and expenses of carrying out the inspection.

            (d) Governmental Inquiries. The Licensee shall immediately notify the Licensor in writing of any investigation, inquiry, claim or sanction by any Governmental Authority regarding any quality, labeling, advertising or other regulatory matter relating to the Products and shall keep the Licensor advised of the progress and findings of such investigation or inquiry.

            (e) Deficiency Procedures.

                  (i) If the Licensor reasonably determines that any particular Product does not meet the required standards of quality set forth in this Section, the Licensor shall notify the Licensee in writing of such defect (a "Deficiency Notice"), providing the Licensee with reasonable detail regarding the deficiency therein. If the Licensee disputes

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      the Licensor's determination of deficiency and the parties are not able to resolve the dispute between themselves, they shall refer the dispute to a mutually agreed upon third party for resolution. Upon receipt of such Deficiency Notice, if the Licensee or, if applicable, the mutually agreed upon third party, concurs in the determination of deficiency, the Licensee shall cure such deficiency within a commercially reasonable amount of time, and shall provide the Licensor with evidence of such cure including samples of such Product. If any deficiency is not cured within the applicable time period set forth herein, the Licensee shall cease all use of the Licensed Trademarks in connection with the production, manufacture, distribution, sale, advertising and promotion of the Products in issue unless and until such cure is achieved.

                (ii) If any deficiency is such that any such Products are subject to market withdrawal, recall or correction based on applicable Food and Drug Administration ("FDA") or other applicable Governmental Authority guidelines, including good manufacturing procedures, the Licensee agrees to immediately implement such withdrawal, recall or correction procedures at the Licensee's sole cost and expense and shall coordinate and cooperate with the Licensor in connection therewith, including with respect to

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      all press releases and other public relations aspects thereof. Similarly, if the Licensee is otherwise required or determines to withdraw from market, recall or correct any such Products, the Licensee shall give the Licensor prior notice of such withdrawal, recall or correction as soon as practicable and the parties shall coordinate and cooperate with each other in connection therewith, including with respect to all press releases and other public relations aspects thereof.

            (f) Compliance; Fitness for Use. The Licensee shall be solely responsible for and shall comply with all laws, rules and regulations, if any, of Governmental Authorities in connection with the production, manufacture, distribution, sale, labeling, packaging, advertising and promotion of the Products. The Licensee represents and warrants that the Products and all materials related thereto (i) shall be in all respects noninjurious, (ii) shall not be adulterated or misbranded within the meaning of any applicable laws, rules or regulations of any Governmental Authority, (iii) shall not be packaged or sold in damaged containers, which damage caused such products to be adulterated or misbranded or in any way in violation of any such applicable laws, rules or regulations, and (iv) shall not violate the rights of any other person or entity; (it being understood and agreed that the representations and warranties contained in

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subsections (i), (ii) and (iv) of this Section shall not apply to any such violation to the extent it results from a breach by the Licensor of any of its representations or warranties under this License Agreement or the Distribution Agreement).

            SECTION 5. TERM AND TERMINATION.

            (a) Except as provided in Section 11(c) hereof, the initial term of this License Agreement shall commence as of the date hereof and shall expire on the 20th anniversary of such date; provided that the term of this License Agreement shall be automatically extended for successive 20 year periods at the option of the Licensee, unless the Licensee gives to the Licensor written notice of termination at least 365 days prior to the scheduled expiration of the then-current term.
      (b) If the Licensee is in breach of any material obligation under this Agreement, the Licensor may give written notice to the Licensee specifying the nature thereof. If the breach is capable of being cured within 45 days after the Licensee's receipt of that notice and the Licensee has failed substantially to cure it within that period, or with respect to any other breach, if the Licensee has failed within that period to take steps to commence to cure that breach or has failed diligently to pursue such steps until that breach has been substantially cured, then (except as provided in Section 11 (c)), the Licensor may terminate this

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Agreement, without prejudice to any other rights or remedies the Licensor may have, by giving written notice of termination to the Licensee.

            SECTION 6. PROTECTION OF THE LICENSED TRADEMARKS.

            (a) Existing and Pending Registrations. The Licensor shall maintain at its expense each and every one of the registrations for the currently existing Licensed Trademarks in full force and effect in the Territory, including, but not limited to, renewing registrations to the extent required. In addition, the Licensor shall prosecute at its expense (i) all currently pending applications for registration in the Territory for the currently existing Licensed Trademarks, (ii) any Modified Marks and (iii) any New Marks, and shall use reasonable efforts to maintain, at its own expense, any registrations issued pursuant to any such application referred to in (i), (ii) or (iii) above. The Licensor's obligations pursuant to the preceding two sentences shall continue as long as this License Agreement continues in effect, except to the extent the parties may mutually agree to the contrary or to the extent maintenance of any trademark is precluded by reason of the lack of use thereof, and the Licensee agrees to provide assistance and documentation as is reasonably required by the Licensor in connection with the foregoing.

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            (b) Infringement. The Licensor and the Licensee shall notify each other of any actual or threatened infringement of or act of unfair competition or other harmful or wrongful activities of third parties with respect to the Licensed Trademarks as to which they have notice, and shall consult and cooperate with each other with respect to any action to be taken with respect thereto, including the settlement thereof.

            Unless otherwise agreed in writing by the parties, the party that commences and prosecutes any litigation or proceeding to protect the Licensed Trademarks pursuant to this Section shall be entitled to all monetary damages received as the result thereof. Each party shall cooperate with the other in the prosecution of any litigation or proceeding provided for in this Section. Notwithstanding anything to the contrary contained in this Section, no party shall enter into any agreement, consent order or other resolution of a claim by or against a third party that adversely affects any rights of any other party with respect to the Licensed Trademarks or the Carr's Trademarks without the prior written consent of such other party.

            If the Licensor and the Licensee desire to agree to joint participation in any such litigation or other proceeding with respect to the Licensed Trademarks, the respective responsibilities of the parties, and their contributions to the

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costs and participation in any recoveries, will be agreed upon in writing prior to undertaking such action. Notwithstanding anything to the contrary contained herein, with respect to any such litigation or proceeding which the Licensor desires to commence that directly involves the Products, the Licensor shall offer the Licensee the opportunity to participate in such litigation or proceeding and, if the Licensee desires to do so, the parties shall promptly negotiate in good faith regarding the matters referred to in the immediately preceding sentence.

            (c) Claims Against The Licensee. The Licensee shall promptly notify the Licensor of any claim of infringement or any complaint based upon the Licensee's use or authorization of use of the Licensed Trademarks and of any suit, action or proceeding brought against the Licensee based upon said claim or complaint, and the provisions of Section 9 shall apply.

            SECTION 7. RECORDATION OF AGREEMENT.

            The parties shall cooperate to determine and comply with applicable laws or regulations in the Territory with respect to the recordation of, validation of, or otherwise to render effective this License Agreement.

            SECTION 8. REPRESENTATIONS AND WARRANTIES.

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            (a) Representations and Warranties of the Licensor.

The Licensor represents and warrants as follows:

                  (i) Due Organization and Power of the Licensor. The Licensor is a corporation duly organized, validly existing and in good standing under the laws of England and the United Kingdom and has all requisite corporate power and authority to enter into this License Agreement and perform its obligations hereunder.

                (ii) Authorization and Validity of License Agreement. The execution, delivery and performance by the Licensor of this License Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate action on the part of the Licensor is necessary for the execution, delivery and performance by the Licensor of this License Agreement and the consummation by the Licensor of the transactions contemplated hereby. This License Agreement has been duly executed and delivered by the Licensor, and this License Agreement is the legal, valid and binding obligation of the Licensor, enforceable against the Licensor in accordance with and subject to its terms.

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               (iii) No Conflict. The execution, delivery and performance by the
      Licensor of this License Agreement and the consummation by the Licensor of the transactions contemplated hereby do not and will not (A) violate any provision of any federal, state, local or foreign law, rule or regulation or any order, injunction, judgment or decree applicable to the Licensor;
      (B) require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of law applicable to the Licensor other than filings under applicable trademark laws; (C) violate any provision of the Certificate of Incorporation or By-Laws or other constituent documents of the Licensor; or (D) require any consent, approval or notice under, conflict with, or result in the breach, lapse, cancellation or termination of, or constitute a default under, or result in the acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of or the performance by the Licensor under, or result in a loss of any benefit to which the Licensor is entitled under any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, concession or other instrument to which the Licensor is a party or by which it, or any of its assets, are bound or encumbered, where the failure to obtain such consent, approval or notice or the occurrence of any of the matters referred to in this subsection (D) would adversely affect the Licensee's rights hereunder.

                (iv) The Licensor's Rights in the Licensed Trademarks. The Licensed Trademarks are registered or applied for in the Licensor's name under the registration/application numbers set forth in Exhibit A hereto, as the same may be amended from time to time, and such registrations are duly issued, currently valid, and subsisting and such applications are duly filed. The Licensor is not a party to any pending suit, dispute or claim, and has received no notice of any threatened suit, dispute or claim, regarding the registration or use of the Licensed Trademarks, nor is the Licensor aware of (A) any trademark, patent or other intellectual property rights of any third party that would be infringed by the use of the Licensed Trademarks authorized pursuant to this License Agreement, (B) any third-party claim of ownership of any right, title or interest in and to, or license to use, the Licensed Trademarks, inconsistent with the rights granted to the Licensee hereunder, or (C) any fact or circumstance that would impair the Licensor's right and power to enter into this License Agreement and consummate the transactions contemplated hereby or to grant the Licensee the right to use the Licensed Trademarks as provided herein. There are no liens, security interests or other charges or encumbrances of any kind on the Licensed Trademarks that may adversely affect the Licensee's rights hereunder, and the Licensor hereby warrants that the Licensor will not grant any lien, security interests or other encumbrances on or concerning the Licensed Trademarks in favor of any person or entity without notifying such person or entity of the existence of this License Agreement and the Licensee's rights hereunder.

            (b) Representations and Warranties of the Licensee.

The Licensee represents and warrants as follows:

                  (i) Due Organization and Power of the Licensee. The Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is a wholly owned subsidiary of INFLO and has all requisite corporate power and authority to enter into this License Agreement and perform its obligations hereunder.

                (ii)    Authorization and Validity of License
      Agreement. The execution, delivery and performance by the Licensee of this License Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate action on the part of the Licensee is necessary for the execution, delivery and performance by the Licensee of this License Agreement and the consummation by the Licensee of the transactions contemplated hereby. This License Agreement has been duly executed and delivered by the Licensee, and this License Agreement is the legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with and subject to its terms.

               (iii) No Conflict. The execution, delivery and performance by the Licensee of this License Agreement and the consummation by the Licensee of the transactions contemplated hereby do not and will not (A) violate any provision of any federal, state, local or foreign law, rule or regulation or any order, injunction, judgment or decree applicable to the Licensee;
      (B) require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of law applicable to the Licensee; (C) violate any provision of the Certificate of Incorporation or By-Laws or other constituent documents of the Licensee; or (D) require any consent, approval or notice under, conflict with, or result in the breach, lapse, cancellation or termination of, or constitute a default under, or result in the acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of or the performance by the Licensee under, or result in a loss of any benefit to which the Licensee is entitled under, any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, concession or other instrument to which the Licensee is a party or by which it, or any of its assets, are bound or encumbered where the failure to obtain such consent, approval or notice or the occurrence of any of the matters referred to in this clause D would adversely impact the Licensor.

            SECTION 9. INDEMNIFICATION.

            (a) By the Licensor. The Licensor shall indemnify, defend and hold harmless the Licensee and its Affiliates from and against and in respect of any and all claims, losses, damages, expenses, obligations, penalties, demands, suits, procedures, assessments, judgments, costs and liabilities (including costs of collection, investigation, reasonable attorney's fees and other costs of defenses) ("Losses") incurred by them, arising out of or resulting from: (i) any claim of statutory or common law trademark infringement or dilution relating to the authorized use by the Licensee of the Licensed Trademarks, and (ii) any breach of any representation, warranty, covenant or agreement made by the Licensor herein.

            (b) By the Licensee. The Licensee shall indemnify, defend and hold harmless the Licensor and its Affiliates from and against and in respect of any and all Losses incurred by them, arising out of or resulting from: (i) any use by the Licensee or its permitted sublicensees of the Licensed Trademarks, but excluding any Losses for which the Licensor must indemnify the Licensee pursuant to Section 9(a) above; (ii) death or injury to persons or damages or loss to property in any way arising out of or connected with the production, manufacture, marketing, promotion, advertising, sale or distribution by the Licensee or its permitted sublicensees or distributors of any Products; and
(iii) any breach of any representation, warranty, covenant or agreement made by the Licensee herein.

            (c) Procedure. If a claim by a third party is made against an indemnified party, the indemnified party shall promptly notify the indemnifying party of such claim. Failure to so notify the indemnifying party shall not relieve the indemnifying party of any liability which the indemnifying party might have, except to the extent that such failure materially prejudices the indemnifying party's legal rights. The indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at its expense, the settlement or defense of such claim, and the indemnified party shall cooperate with the indemnifying party in connection therewith; provided, however, that (i) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party and (ii) the indemnifying party shall reimburse the indemnified party for the full amount of any Loss resulting from such claim and all related expenses incurred by the indemnified party within the limits of this Section 9 as such are incurred. Notwithstanding anything contained herein, the indemnifying party shall not enter into any settlement without the consent of the indemnified party, which consent shall not be unreasonably withheld. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such contested claim (provided that such settlement does not adversely affect any rights of the indemnifying party with respect to the Licensed Trademarks or the Carr's Trademarks), but in such event it shall automatically waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, or so notifies the indemnified party but fails to undertake or maintain such defense promptly and in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment and without prejudice to the rights of the indemnified party to indemnification hereunder.

            (d) Survival. The provisions of this Section 9 shall survive the termination or expiration of this License Agreement.

            SECTION 10. INSURANCE.

            The Licensee shall obtain or cause to be obtained for it and the Licensee shall maintain, in each case at its sole cost and expense, throughout the term of this License Agreement and renewals thereof, commercial general liability insurance (including Products/Completed Operations, Hazard, Advertising, Personal Injury and Blanket Contractual Liability) from an insurer (or insurers), or by means of self-insurance, in conformity with industry standards.

            SECTION 11. RIGHTS ON TERMINATION.

            (a) On the expiration or termination of this License Agreement, subject to Section 9(d), all the rights of the

Licensee hereunder shall forthwith terminate and automatically revert to the Licensor and the Licensee shall forthwith discontinue and shall cause any sublicensee to forthwith discontinue all use of the Licensed Trademarks and shall no longer have the right to use the Licensed Trademarks or any variation or simulation thereof. The Licensee shall and shall cause any sublicensee to thereupon immediately discontinue any and all goods or services using the Licensed Trademarks and shall, at the Licensee's election, either destroy (and evidence such destruction by an appropriate Certification of Destruction executed by an authorized officer of Licensee) or deliver to the Licensor, free of charge, all packaging, labels, tags, brochures, advertising materials, original art, mechanicals, film, plates, screens and other design and production, manufacturing or other materials of any kind or nature in its possession with the Licensed Trademarks thereon. Notwithstanding the foregoing, the Licensee may for twelve (12) months immediately following the termination of this License Agreement, sell or otherwise dispose of any Products or packaging therefor in its inventory at the date of termination, or which are produced in the ordinary course of business pursuant to a binding, non-cancelable commitment which the Licensee entered into prior to the termination date, utilizing the Licensed Trademarks, provided that such Products comply with the Licensor's quality standards and other requirements set forth in Section 4 and subject to all of the other terms and conditions of this License Agreement.

            (b) Upon termination of this License Agreement, the parties shall perform all other acts which may be necessary or useful to render effective the termination of the interest of the Licensee in the Licensed Trademarks, and the Licensee shall execute any assignment, conveyance, acknowledgment or other document that the Licensor may reasonably require, relinquishing or conveying to the Licensor any and all rights to or interest to use the Licensed Trademarks that the Licensee has, and any goodwill associated therewith. Without limiting the foregoing, the Licensee hereby consents to any application which the Licensor may make, upon termination of this License Agreement, to limit or terminate the Licensee's status as a registered user and hereby irrevocably agrees not to contest, oppose or dispute such application.

            (c) Notwithstanding anything to the contrary in this Agreement, if the Licensee breaches any of its obligations under this Agreement with respect to the Carr's Products subject to this Agreement as provided in Section 5.4, 8.3 or 9.1 of the Distribution Agreement, or with respect to The Co-Pack Products, the Licensor's sole remedy will be to seek damages or specific performance, and in no event may the Licensor terminate the Licensee's rights with respect to such Carr's Products.

            SECTION 12. MISCELLANEOUS.

            (a) Representation or Authority. Each party hereto represents and warrants that it has the full power and authority to (without conflict with any other agreement) enter into and perform its obligations hereunder and to grant the rights granted to the other hereunder.

            (b) Force Majeure. No party to this License Agreement shall be in default hereunder by reason of its delay in performance of, or failure to perform, any of its obligations hereunder, if such delay or failure is caused by strikes or other labor disturbance, acts of God or the public enemy, riots or other civil disturbances, fire, flood, interference by Civil or military authorities, compliance with any laws, rules or regulations of any Governmental Authority, delays in transportation, failure of suppliers, inability to secure necessary governmental priorities for materials, or any other fault beyond its reasonable control or without its fault or negligence.

            (c) Entire Agreement. This License Agreement and the Exhibits hereto, including the provisions of the Distribution Agreement to which it refers, contain the entire agreement between the Licensor and the Licensee relating to the transactions which are the subject of this License Agreement and those other documents, all prior negotiations, understandings and agreements between the Licensor and the Licensee are superseded by this License Agreement and those other documents, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this License Agreement or those other documents other than those expressly set forth in this License Agreement or those other documents.

            (d) Captions. The captions of the sections and paragraphs of this License Agreement are for reference only, and do not affect the meaning or interpretation of this License Agreement.

            (e) Number and Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a "person" herein shall include any individual, firm, corporation, partnership, limited liability company, trust, governmental authority or body, association, unincorporated organization or any other entity.

            (f) Expenses. Each party hereto shall pay its respective expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this License Agreement and the consummation of the transactions contemplated hereby.

            (g) Exhibits. All exhibits, if any, referred to herein are intended to be and hereby are specifically made a part of this License Agreement.

            (h) Assignments. Neither this License Agreement nor any rights granted the Licensee hereunder may be assigned by the Licensee without the prior written consent of the Licensor except to a Control Affiliate of the Licensee; provided, however, that no such permitted assignment shall relieve the Licensee of its obligations or liabilities hereunder; provided, further, that the Licensee may assign this License Agreement without the consent of the Licensor in connection with (i) the sale of all or substantially all of the assets of the Licensee or (ii) the sale of all or substantially all of the businesses relating to the Products, the Licensed Trademarks or any trade names containing the word "Carr's", and the Licensee shall be relieved of its obligations and liabilities hereunder if the purchaser in such sale assumes this License Agreement and such obligations and liabilities in writing for the express benefit of the Licensor. The Licensee shall give the Licensor written notice of any such assignment referred to in (i) or (ii) of the prior sentence as promptly as reasonably possible following the occurrence thereof.

This License Agreement shall be freely assignable by the Licensor; provided, however, that no such assignment shall relieve the Licensor of its obligations or liabilities hereunder except if such assignment is made in connection with the sale of all or substantially all of its business relating to the Licensed Trademarks and the purchaser in such sale assumes this License Agreement and such obligations and liabilities in writing for the express benefit of the Licensee.

            (i) Notices and Other Communications. Any notice or other communication under this License Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), on the third business day after the day on which mailed by first class mail from within the United States of America, or on the fifth business day after the day on which mailed by first class mail from within the United Kingdom, to the following addresses (or such other address as may be specified after the date of this License Agreement by the party to which the notice or communication is sent):

      If to the Licensor:

            United Biscuits (UK) Limited
            c/o United Biscuits (Holdings) plc
            Church Road
            West Drayton
            Middlesex, UB7 7PR
            England
            Attention:  Alan D. Frew
            Facsimile No.:  44-1-895-43-20-28

            with a copy to:

            Rogers & Wells
            200 Park Avenue
            New York, New York  10166
            Attention:  David W. Bernstein
            Facsimile No.:  1-212-878-8375

      If to the Licensee:

            Shaffer, Clarke & Co., Inc.
            677 Larch Avenue
            Elmhurst, Illinois  60126
            Attention: Sam K. Reed
            Facsimile No.: (708) 833-8272

            with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York  10017
            Attention:  Robert E. Spatt
            Facsimile No.:  (212) 455-2502

or to such other person or address as either party shall specify by notice in writing to the other party.

            (j) Binding Effect; Benefit. This License Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this License Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this License Agreement.

            (k) Relationship of the Parties. This License Agreement shall in no way constitute or give rise to a partnership, joint venture or agency between the parties, it being acknowledged and agreed that the relationship created hereby is strictly that of licensor and licensee. Except as may be expressly provided to the contrary herein, nothing in this License Agreement shall constitute or be deemed to constitute either party as the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, expressed or implied, in the name of or on behalf of the other party.

            (l) Amendments. Subject to applicable law, this License Agreement and any Exhibits hereto may be amended, modified and supplemented only by a document in writing signed by both the Licensor and the Licensee.

            (m) Waivers. No waiver of any provision of this License Agreement will constitute a waiver of any other provision of this License Agreement, and no waiver of a provision in one instance will constitute a waiver of that or any other provisions in any other instance.

            (n) Further Assurances. From time to time, pursuant to the request of the Licensee delivered to the Licensor, the Licensor, at the Licensee's expense, will execute and deliver such instruments and documents and take such actions as the Licensee may reasonably request in order to allow the Licensee the use of the Licensed Trademarks contemplated hereby or otherwise to carry out the purposes and intent of this License Agreement. From time to time, pursuant to the request of the Licensor delivered to the Licensee, the Licensee, at the Licensor's expense, will execute and deliver such instruments and documents and take such actions as the Licensor may reasonably request to carry out the purposes and intent of this License Agreement.

            (o) Governing Law. This License Agreement will be governed by, and construed under, the laws of the State of New York in the United States of America, including the New York Uniform Commercial Code, relating to contracts made and to be performed in that state.

            (p) Jurisdiction. The Licensee hereby designates, appoints and empowers Simpson Thacher & Bartlett, currently located at 425 Lexington Avenue, New York, New York, Attn. Robert E. Spatt, as its authorized agent, and the Licensor hereby designates, appoints and empowers Rogers & Wells, currently located at 200 Park Avenue, New York, New York 10166, Attn. David W. Bernstein, as its authorized agent, in each case to accept, receive and acknowledge for and on behalf of each respective party, as the case may be, and its property, service of any and all process which may be served in any action, suit or proceeding in the State of New York, which appointment shall be irrevocable until the appointment and acceptance of a successor authorized agent. Each respective party further submits to the personal jurisdiction of any Federal or state court sitting in the State of New York in the United States of America in any such legal action, suit or proceeding and agrees that, to the fullest extent permitted by applicable law, such service of process may be made personally or by mailing or delivering a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding to the applicable party, as the case may be, in care of such agent at the aforesaid address, and such agent is hereby authorized to accept, receive and acknowledge the same for and on behalf of the applicable party, as the case may be, and to admit service with respect thereto. Upon service of process being made on such agent as aforesaid, a copy of the summons and complaint or other legal process shall be mailed to the applicable party, as the case may be, by registered mail, return receipt requested, at its address specified in or pursuant to Paragraph 23 hereof. In the event that for any reason the agent mentioned above shall not serve as agent to receive service of process in the State of New York in accordance with the provisions of this Paragraph 28.2, the applicable party, shall promptly appoint a successor agent satisfactory to the other party and deliver evidence in writing of the successor agent's acceptance of such appointment. To the extent that either party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each respective party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement. Each respective party agrees, to the extent permitted by law, that a final and nonappealable judgment against it in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

            (q) Severability of Provisions. Any provision of this License Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

            (r) Specific Performance; Remedies.

                  (i) General. The Licensor and the Licensee each acknowledge that, in view of the uniqueness of the transactions contemplated by this License Agreement, the other party would suffer irreparable harm and would not have an adequate remedy at law for money damages if this License Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific performance of the terms hereof and injunctive relief in respect of any material breach of the terms hereof in addition to any other remedy to which it may be entitled hereunder or at law or in equity. All remedies provided for herein shall be cumulative and the exercise of any particular remedy by a party shall not limit or preclude the exercise of any other remedy available to such party.

                (ii) Notwithstanding anything contained herein the Licensor agrees that, in view of the uniqueness of the circumstances giving rise to this License Agreement, it shall not be entitled to revoke the rights to use the Licensed Trademarks licensed hereunder or terminate this License Agreement.

            (s) Attorneys' Fees. If any claim, action, suit or proceeding is brought by a party hereto against the other in connection with this License Agreement, the prevailing party in such claim, action, suit or proceeding shall, in addition to all other rights and remedies to which such party is entitled, be entitled to recover from the non-prevailing party all costs and expenses (including without limitation court costs and reasonable attorneys' fees) incurred in connection with such claim, action, suit or proceeding.

            (t) Counterparts. This License Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date first above written.

                                    UNITED BISCUITS (UK) LIMITED


                                    By:_____________________________
                                       Name:
                                       Title:


                                    SHAFFER, CLARKE & CO., INC.


                                    By:_____________________________
                                       Name:
                                       Title:

                                   Exhibit A


                              Licensed Trademarks

                                   Exhibit B

                                   Royalties

            The royalty rate for all Products subject to this License Agreement (except for The Co-Pack Products) will be 5% of the Licensee's net sales. As used herein, "net sales" means the invoice price to the Licensee's customer less returns, credits, discounts actually taken and allowances actually given. Royalties will be payable annually within 90 days after the end of each calendar year. Each royalty payment will be accompanied by a statement setting forth in reasonable detail the computation of the royalty.